Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated February 13, 2025, relating to the financial statements of Office Properties Income Trust and the effectiveness of Office Properties Income Trust's internal control over financial reporting, appearing in the Annual Report on Form 10-K of Office Properties Income Trust for the year ended December 31, 2024.

/s/ Deloitte & Touche LLP

Boston, Massachusetts

June 12, 2025